Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

February 16, 2024

Board of Trustees

LXP Industrial Trust

One Penn Plaza

Suite 4015

New York, NY 10019-4015

To the addressee referred to above:

We are acting as counsel to LXP Industrial Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities of the Company: (i) common shares of beneficial interest of the Company, par value $0.0001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest of the Company, par value $0.0001 per share (the “Preferred Shares”); (iii) unsecured senior or subordinated debt securities (the “Debt Securities”); (iv) depositary shares representing Preferred Shares (the “Depositary Shares”); (v) warrants to purchase Debt Securities (the “Debt Warrants”); (vi) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (vii) warrants to purchase Common Shares (the “Common Share Warrants”); (viii) subscription rights to purchase Preferred Shares, Common Shares, Debt Warrants, Preferred Share Warrants, Common Share Warrants or Depositary Shares (the “Subscription Rights”); (ix) units consisting of any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement (the “Units,” and, together with the Common Shares, Preferred Shares, Debt Securities, Depositary Shares, and Debt Warrants, Preferred Share Warrants, Common Share Warrants and Subscription Rights, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and the Third Amended and Restated Bylaws of the Company and applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to the indenture, dated as of May 9, 2014, between U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, or any successor trustee, and the Company, as supplemented, or any other indenture for Debt Securities filed in an amendment to the Registration Statement with a qualified trustee named therein; (iv) any subordinated Debt Securities will be issued pursuant a “subordinated indenture,” substantially in the form of such indenture filed as Exhibit 4.12 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (v) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (vii) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) any Preferred Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (ix) any Common Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (x) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed and accepted for record by the Maryland State Department of Assessments and Taxation; (xi) any Subscription Rights will be issued under one or more subscription rights agreements, each to be between the Company and a financial institution identified therein as a rights agent; (xii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as a unit agent; (xiii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xiv) the laws of the State of New York will be the governing law under any warrant agreement, deposit agreement, subscription rights agreement, unit agreement or indenture; (xv) the Company will remain a Maryland real estate investment trust; and (xvi) the Securities will not be issued in violation of the ownership limit contained in the Declaration of Trust.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Share Warrants or Common Share Warrants, under the subscription rights agreement for any Subscription

Rights, under the deposit agreement for any Depositary Shares and under the unit agreement for any Units, namely, the trustee, the warrant agent, the rights agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, subscription rights agreement, deposit agreement or unit agreement, as applicable; that such indenture, warrant agreement, subscription rights agreement, deposit agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, subscription rights agreement, deposit agreement or unit agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, subscription rights agreement, or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (b) and (h), the Maryland REIT Law and (ii) as to the opinions given in paragraphs (c), (d), (e), (f), (g), (h) and (i) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)       The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Share Warrants or Subscription Rights and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(b)        The Preferred Shares (including any Preferred Shares represented by Depositary Shares), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(c)       The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(d)       The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(e)       The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f)       The Common Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Share Warrants by such warrant agent, and upon due execution and delivery of the Common Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g)       The Preferred Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Share Warrants by such warrant agent, and upon due execution and delivery of the Preferred Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(h)       The Subscription Rights, upon due execution and delivery of a subscription rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(i)       The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Debt Securities, Debt Warrants, Common Share Warrants and/or Preferred Share Warrants that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), and/or warrant agreement (in the case of underlying Debt Warrants, Common Share Warrants or Preferred Share Warrants), and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (c), (d), (e), (f), (g), (h) and (i) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

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